UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 16, 2009 [September 11, 2009]

FACT CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-17232	84-0888594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 - 9 Avenue S.E., Calgary, Alberta, Canada	T2G 0T7
(Address of principal executive offices)	(Zip Code)

(403) 204-0260
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

FACT Corporation (the “Company”) has entered into debt settlement agreements and long term convertible debentures whereby the Company will issue up to a total of 12,000,000 shares of Class A common stock to various creditors.

The Company has been negotiating with creditors to restructure the debt on its balance sheet to make the Company more attractive for future financings to fund its growth projects.

On September 11, 2009, the Company entered into debt settlements with seven creditors to settle a total of $1,304,172.10 by way of convertible loans.  Under the terms of the convertible loans, the creditors have executed loan agreements for a period of three years, with interest payable annually at 8% per annum.  The loans are unsecured and convertible for a period of one year into Class A common stock of the Company at a deemed price of $0.15 per share for a total issuance of 8,694,481 shares, if converted.

A total of 955,691 of the above securities are issued to one creditor pursuant an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the issuance of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

The remaining six creditors’ securities are issued pursuant to the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

On September 11, 2009, the Company renegotiated its current debenture and entered into a new debenture agreement in the amount of $317,517.14 with Ultimate Resort Destinations Inc. (“Ultimate”).  Ultimate currently holds a debenture over the shares of FACT Group Inc., the Company’s operating subsidiary in the business of functional foods.   The debenture is being rewritten for a period of three years, with interest payable at 6% per annum.  The debenture will be convertible for a period of two years into Class A common stock of the Company at a deemed price of $0.14 per share for a total issuance of 2,267,980 shares.

The securities were issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person.  There were no underwriting discounts or commissions paid in connection with the sale of these securities.

The debt settlement shares to be issued and the securities to be issued pursuant to the convertible debentures will not effect a change in control of the Company should all of the loans be converted.   At this time there can be no assurance that any of the loans will be converted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACT CORPORATION
September 16, 2009	By: /s/ Jacqueline Danforth
Jacqueline Danforth President